UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York 10504	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note:

This Form 8-K/A amends the Form 8-K filed by Visant Corporation (“Visant”) on June 25, 2008 (the “Original 8-K”), disclosing the consolidation of its book cover and component operations which will result in the permanent closure of the Pennsauken, New Jersey facilities later this year. This 8-K/A is being filed to amend the Original 8-K to update the disclosures made therein.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 25, 2008, Visant filed the Original 8-K announcing the consolidation of its book cover and component operations which will result in the permanent closure of the Pennsauken, New Jersey facilities later this year. Visant will consolidate its book cover and component operations, including the relocation of certain equipment, into its Hagerstown, Maryland, Rockaway, New Jersey and Milwaukee, Wisconsin facilities. Visant’s decision to consolidate the operations was made in order to take advantage of scale, enhanced technologies and improved workflow efficiencies. At the time of the filing of the Original 8-K, Visant was unable in good faith to make a determination of an estimate of the total amount or range of amounts expected to be incurred in connection with the consolidation.

Visant estimates the total cash costs to be incurred in connection with the consolidation will be approximately $8.5 million, consisting of (1) approximately $3.8 million for severance, termination-related benefits and related cash expenditures and relocation, (2) approximately $2.8 million relating to the closure of the facilities and associated costs and (3) approximately $1.9 million relating to the relocation of equipment. Visant anticipates that the majority of the cash costs will be incurred during the third and fourth quarters of fiscal year 2008. Visant estimates the total non-cash costs to be incurred in connection with the consolidation will be approximately $1.0 million from the write-off of certain fixed assets.

All discussions of costs and time periods set forth in this in this Form 8-K/A are estimates which, while based on Visant’s current expectations, are subject to change. See “Forward-Looking Statements” below.

Forward-Looking Statements

This Form 8-K/A contains “forward-looking statements.” Forward-looking statements are based on our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “continue”, “believe”, or the negative thereof or other similar expressions that are intended to identify forward-looking statements and information. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the company or industry results, to differ materially from historical results, any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are based on estimates and assumptions by our management that, although we believe are reasonable, are inherently uncertain and subject to a number of risks and uncertainties, and you should not place undue reliance on them. Such risks and uncertainties include, but are not limited to, the following: our substantial indebtedness; our inability to implement our business strategy and achieve anticipated cost savings in a timely and effective manner; competition from other companies; the seasonality of our businesses; the loss of significant customers or customer relationships; fluctuations in raw material prices; our reliance on a limited number of suppliers; our reliance on numerous complex information systems; the reliance of our businesses on limited production facilities; the amount of capital expenditures required at our businesses; labor disturbances; environmental regulations; foreign currency fluctuations and foreign exchange rates; the outcome of litigation; our dependency on the sale of school textbooks; control by our stockholders; Jostens’ reliance on independent sales representatives; the failure of our sampling systems to comply with U.S. postal regulations; levels of customers’ advertising spending, including as may be impacted by economic factors; changes in book-buying habits; and the textbook adoption cycle and levels of government funding for education spending. These factors could cause actual results to differ materially from historical results or those anticipated or predicted by the forward-looking statements. We caution that the foregoing list of important factors is not exclusive. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update publicly or revise any of them in light of new information, future events or otherwise, except as required by law.

Item 7.01	Regulation FD Disclosure.

On June 25, 2008, Visant issued a press release announcing the consolidation of its book cover and component operations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated June 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: July 28, 2008	/s/ PAUL B. CAROUSSO
Paul B. Carousso
Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated June 25, 2008.